UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 26, 2017

 Roka Bioscience, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36538	27-0881542
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 Independence Boulevard Warren, NJ	07059
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code
(908) 605-4700
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07.  Submission of Matters to a Vote of Security Holders
Roka Bioscience, Inc., a Delaware corporation (the “Company”) held a Special Meeting on October 26, 2017. At the Special Meeting, the Company’s stockholders voted on the proposals listed below. The proposals are described in detail in the Company’s definitive proxy statement for the Special Meeting filed with the Securities and Exchange Commission on October 4, 2017. The final results for the votes regarding such proposals are set forth below.

1. The stockholders approved a proposal to adopt the Asset Purchase Agreement, dated as of August 16, 2017, by and among the Company and Rokabio, Inc. (the “Buyer”), a newly formed subsidiary of Institute for Environmental Health (“IEH” or the “Parent”) and as such agreement may be amended from time to time (the “Asset Sale Proposal”). The tabulation of votes with respect to this proposal was as follows:

For	Against	Abstain	Broker Non-Votes
2,918,925	262,992	133,912	0

2. The stockholders approved the winding up and liquidation of the Company pursuant to the terms of the Plan of Complete Liquidation and Dissolution of the Company subsequent to the completion of the transactions contemplated by the Asset Purchase Agreement, including the Company's obligations during the Transition Period (the “Plan of Liquidation”), which is subject to the Company's stockholders' approval of the Asset Sale Proposal and the subsequent consummation of the Asset Sale (the “Liquidation Proposal”). The tabulation of votes with respect to this proposal was as follows:

For	Against	Abstain	Broker Non-Votes
2,917,839	264,007	133,983	0

3. The stockholders approved the amendment to the Company’s Restated Certificate of Incorporation to decrease the Company’s authorized shares of common stock and authorized and undesignated shares of preferred stock (the “Authorized Shares Proposal”). The tabulation of votes with respect to this proposal was as follows:

For	Against	Abstain	Broker Non-Votes
2,918,254	83,537	314,038	0

4. The stockholders approved the adjournment of the Special Meeting, if necessary, in the reasonable discretion of the Chief Executive Officer and President of the Company, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Asset Sale Proposal (the “Adjournment Proposal”). The tabulation of votes with respect to this proposal was as follows:

For	Against	Abstain	Broker Non-Votes
3,037,010	277,699	1,120	0

Item 8.01.  Other Events
The Company expects to close the sale of substantially all of its assets to the Buyer pursuant to the terms of the Asset Purchase Agreement on or about November 1, 2017. Following the closing of the asset sale, in accordance with the terms of the Asset Purchase Agreement, the Company will provide certain transition services to the Buyer during the Transition Period (as defined in the Asset Purchase Agreement).
Forward-Looking Information Is Subject to Risk and Uncertainty

A number of the matters discussed in this Current Report on Form 8-K that are not historical or current facts deal with potential future circumstances and developments, in particular, whether and when the Asset Sale will be consummated. The discussion of such matters is qualified by the inherent risks and uncertainties surrounding future expectations generally and also may materially differ from actual future experience involving any one or more of such matters. Such risks and uncertainties include, among others: consent of the Company’s lender to the Asset Sale; satisfaction of various other conditions to the closing of the Asset Sale; termination of the Asset Purchase Agreement pursuant to its terms and the risks that are described from time to time in the Company’s reports filed with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2016. This current report on Form 8-K speaks only as of its date, and the Company disclaims any duty to update the information herein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROKA BIOSCIENCE, INC.

Dated: October 26, 2017	By:	/s/ Lars Boesgaard
Name: Lars Boesgaard
Title: Vice President and Chief Financial Officer